Exhibit 99.1

En Pointe Technologies, Inc. Reports Financial Results for the Fourth Quarter of Fiscal 2006 and Fiscal Year Ended September 30, 2006 – Gross Profit Increases 25% in the Fourth Quarter Lifting Net Income per share to $0.21 for the Quarter and $0.07 for the Year

Los Angeles, CA – December 1, 2006 — En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of business-to-business information technology products, services and solutions, today announced consolidated results for its fourth fiscal quarter and fiscal year ended September 30, 2006. Gross profit in the fourth quarter of fiscal year 2006 increased $2.3 million to $11.4 million over the $9.1 million reported in the fourth quarter of fiscal year 2005. On an annual basis, gross profit increased $4.6 million to $39.6 million in fiscal year 2006 over the $35.0 million reported for fiscal year 2005. Net income for the fourth quarter of fiscal year 2006 increased to $1.5 million, or $0.22 per basic share and $0.21 per diluted share, as compared with the net loss of $0.3 million, or $0.05 per basic and diluted share, reported for the fourth quarter of fiscal year 2005. For the fiscal year 2006, net income increased to $0.5 million, or $0.07 per basic and diluted share, as compared with the net income of $0.1 million, or $0.02 per basic and diluted share, reported for fiscal year 2005.

“We are particularly pleased how our service and product gross profits combined to make the fourth quarter the most profitable one of fiscal 2006” said Bob Din, CEO of En Pointe Technologies, Inc. Mr. Din added, “Service gross profits of $5.2 million for the fourth quarter of fiscal 2006 were the best that we have had in almost two years. On the product side, for fiscal year 2006 software agency fees increased by $1.8 million over the comparable fiscal year 2005 and lifted our product gross margin percentage by 1.8% to 8.3%. On the service side, Premier BPO, Inc., our Variable Interest Entity in which we have an approximate 31% voting interest and consolidate into our financial statements, began showing positive results and contributed $0.8 million to our gross profits for the fiscal year ended September 30, 2006. Additionally, several of our service projects were primary contributors to the remaining increase of $1.7 million in service gross profit for fiscal year 2006 that brought our total service gross profit increase to $2.5 million over that of the prior fiscal year. Those key service projects involved our Logistics and Asset Management services where we have been successful in keeping our costs low while providing the maximum benefit to our larger customers’ logistical needs.”

While overall product revenues declined $9.0 million, or 12.1%, to $65.2 million during the September 2006 quarter as compared with that of the September 2005 quarter, service revenues remained constant at $13.2 million during such periods. For fiscal year 2006, total net sales declined $4.6 million, or 1.4%, to $323.7 million from $328.3 million in the prior fiscal year.

In the September 2006 quarter, En Pointe’s operating expenses increased $0.2 million, or 2.1%, over the comparable quarter of fiscal year 2005. As a result of only a nominal increase in operating expenses, most of the $2.3 million increase in gross profits recorded during the fiscal 2006 fourth quarter favorably impact operating income. For the fiscal year 2006, operating expenses increased $3.5 million, or 9.7%, to $39.4 million as compared to the $35.9 million reported for fiscal year 2005. Selling and marketing expenses accounted for the majority of the $3.5 million increase, increasing $2.5 million in fiscal year 2006 as a result of a combination of the Company’s acquisition of a software reseller in January 2006 and of a build-up of the Company’s software infrastructure.

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. provides the information technology marketplace, including mid-market and enterprise accounts, government agencies, and educational institutions nationwide, with computer hardware, software, information security, and managed and professional services. En Pointe has the flexibility to customize information technology services to fulfill the unique needs of each of its customers.

En Pointe employs SAP, ClarifyTM, and AccessPointeTM (an e-procurement application), proven and dependable software applications, to support its broad customer base. Founded in 1993 and headquartered in Los Angeles, En Pointe maintains an ISO 9001:2000 certified configuration center in Rancho Cucamonga, California and is well represented in leading national markets throughout the United States. En Pointe has the experience and the technology to help organizations simplify the management of their information technology infrastructure.

Visit www.enpointe.com to learn more.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward-looking statements, orally or in writing. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by En Pointe with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to En Pointe’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to: changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and availability of adequate financing. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as of the date of this press release. En Pointe undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Javed Latif
Chief Financial Officer and
Sr. Vice President, Operations
En Pointe Technologies, Inc.
Phone: (310) 725-5212
Fax: (310) 725-9786
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:
sales@enpointe.com or contact us by phone at (310) 725-5200.

En Pointe Technologies, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,
	2006	2005
ASSETS:

Current assets:
Cash	$10,240	$6,903
Restricted cash	74	72
Accounts receivable, net	46,417	40,916
Inventories, net	4,201	10,367
Prepaid expenses and other current assets	1,067	764

Total current assets	61,999	59,022
Property and equipment, net of accumulated
depreciation and amortization	2,765	3,070
Other assets	1,474	804

Total assets	$66,238	$62,896

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable, trade	$19,105	$18,444
Borrowings under line of credit	15,673	16,824
Accrued liabilities	5,796	4,344
Accrued taxes and other liabilities	4,928	3,346

Total current liabilities	45,502	42,958
Long term liability	238	584

Total liabilities	45,740	43,542

Minority interest	1,487	903
Total stockholders’ equity	19,011	18,451

Total liabilities and stockholders’ equity	$66,238	$62,896

En Pointe Technologies, Inc.
Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Fiscal year ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales:	(unaudited)	(unaudited)
Product	$65,211	$74,218	$276,736	$279,325
Service	13,198	13,192	46,997	49,007

Total net sales	78,409	87,410	323,733	328,332

Cost of sales:
Product	59,039	69,109	253,765	258,516
Service	7,970	9,190	30,318	34,758

Total cost of sales	67,009	78,299	284,083	293,274

Gross profit:
Product	6,172	5,109	22,971	20,809
Service	5,228	4,002	16,679	14,249

Total gross profit	11,400	9,111	39,650	35,058

Selling and marketing expenses	7,247	6,920	28,337	25,792
General and administrative expenses	2,651	2,776	11,098	10,143

Operating income (loss)	1,502	(585)	215	(877)
Interest income, net	(61)	(29)	(181)	(6)
Other (income) expense, net	24	(114)	(36)	(644)

Income (loss) before income taxes and minority interest	1,539	(442)	432	(227)
Provision for income taxes	16	(4)	42	21

Income (loss) before minority interest	1,523	(438)	390	(248)
Minority interest in affiliate loss	6	89	121	393

Net income (loss)	$1,529	$(349)	$511	$145

Net income (loss ) per share:
Basic	$0.22	$(0.05)	$0.07	$0.02

Diluted	$0.21	$(0.05)	$0.07	$0.02

Weighted average shares outstanding:
Basic	7,027	6,928	7,006	6,866

Diluted	7,140	7,165	7,125	7,103